ARTHUR
                            ANDERSEN

                                              Arthur Andersen LLP

                                                       Suite 3100
                                                 1225 17th Street
                                             Denver CO 80202-5531
                                                     303 295-1900


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Precision Standard, Inc. and Subsidiaries:

As independent public accountants, we hereby consent to the incorporation by reference in the Company's registration statement filed on Form S-8 of our report dated March 31, 1997, included in Precision Standard Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in the registration statement.

/s/Arthur Andersen LLP

Denver, Colorado
June 27, 1997